Exhibit 10.1

AMERICAN FINANCE TRUST, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN

AMENDMENT NO. 1

TO

RESTRICTED SHARE AWARD AGREEMENT

THIS AMENDMENT NO. 1 TO RESTRICTED SHARE AWARD AGREEMENT (the “Amendment”), is made, effective as of [INSERT DATE] (the “Effective Date”), between American Finance Trust, Inc. (the “Company”), and Katie P. Kurtz (the “Participant”).

RECITALS:

WHEREAS, the Company granted 69,875 restricted shares of the Company’s Class A common stock (the “Restricted Shares”) to the Participant under the American Finance Trust, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”) and pursuant to a Restricted Share Award Agreement between the Company and the Participant dated as of October 7, 2020 (the “Award Agreement”);

WHEREAS, pursuant to Section 4.2(d)(vii) of the Plan and Section 2 of the Award Agreement, the Committee has the authority to amend the Award Agreement to waive any provision, condition or limitation set forth therein; and

WHEREAS, subject to the terms and conditions set forth herein, the Board, exercising the authority granted to the Committee, desires to exercise its discretion to amend the Award Agreement.

NOW THEREFORE, for and in consideration of the promises and the covenants of the parties contained in this Amendment, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree to amend the Award Agreement as follows:

1.  Section 3(a) of the Award Agreement (“Vesting and Forfeiture”) is hereby amended and restated in its entirety to read as follows:

The Restricted Shares shall be one hundred percent (100%) unvested as of the Grant Date. Subject to the terms of the Plan and this Agreement, 100% of the Restricted Shares shall vest on April 9, 2021, (the “Vesting Date”), contingent upon the Participant’s continued service (as verified by the Company’s Chief Executive Officer) as the Company’s Chief Financial Officer, Treasurer and Secretary through the Vesting Date.

2. Section 3(d) of the Award Agreement (“Effect of Termination of Service”) is hereby amended and restated in its entirety to read as follows:

Except as otherwise provided herein, if the Participant’s service as the Company’s Chief Financial Officer, Treasurer and Secretary terminates for any reason prior to the Vesting Date, the Participant shall automatically forfeit any unvested Restricted Shares, and the Company shall acquire such unvested Restricted Shares for the amount paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration). It is hereby acknowledged and agreed by the Participant that no amount was paid by the Participant to the Company or any other person for such Restricted Shares

3. The first sentence of Section 3(e) of the Award Agreement (“Accelerated Vesting upon Change in Control”) (beginning “Upon a Change in Control . . .”) is hereby deleted and replaced with:

Upon a Change in Control (as defined below), subject to the Participant’s continuous service as the Company’s Chief Financial Officer, Treasurer and Secretary through the Change in Control, 50% of the Restricted Shares that are unvested immediately prior to the Change in Control shall immediately vest, and the remaining unvested Restricted Shares shall be forfeited without consideration to the Participant.

4.  Effective as of the date hereof, this Amendment amends and is hereby incorporated in and forms a part of the Award Agreement, and except as amended hereby, the Award Agreement is confirmed in all respects and remains in full force and effect. The Award Agreement and this Amendment constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations or agreements relating thereto, whether written or oral. This Amendment and the Award Agreement shall be read and construed mutatis mutandis so as to give full effect to the intention of Section 1, 2 and 3 hereof. No amendment or modification of this Amendment shall be valid and binding upon the parties unless in writing and signed by the parties hereto. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

5.  The parties agree that if any provision of this Amendment is found to be invalid or unenforceable, it will not affect the validity or enforceability of any other provision. The parties agree that this Amendment shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.

6.  This Amendment may be executed in one of more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. This Amendment shall be deemed fully executed and delivered when signed by the signatories hereto and delivered via PDF.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AMERICAN FINANCE TRUST, INC.

Name:
Title:

Katie P. Kurtz

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